UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of report (Date of Earliest Event Reported): October 27, 2010
SAPIENT CORPORATION
(Exact Name of Registrant as Specified in Charter)
Delaware
(State or Other Jurisdiction of Incorporation)

0-28074	04-3130648

(Commission File Number)	(IRS Employer Identification No.)

131 Dartmouth Street, Boston, MA	02116

(Address of Principal Executive Offices)	(Zip Code)
(617) 621-0200
(Registrant’s Telephone Number, Including Area Code)
Not Applicable
(Former Name or Former Address, if Changed Since Last Report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.02. Termination of a Material Definitive Agreement
Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers
Item 9.01. Financial Statements and Exhibits
SIGNATURE
Ex-99.1

Item 1.02. Termination of a Material Definitive Agreement.
On October 27, 2010, in connection with the reappointment of Jerry A. Greenberg to the Board of Directors of Sapient Corporation (the “Company”), the Company and Mr. Greenberg mutually agreed to terminate, effective October 25, 2010 (the “Termination Date”), the Second Amended and Restated Consulting Agreement between the parties dated November 8, 2009 (the “Agreement”). Under the Agreement, Mr. Greenberg received fees and the payment of reimbursable expenses in connection with his consulting services to the Company. Per the terms of the Agreement, Mr. Greenberg will receive (i) a prorated October consulting fee in the amount of $10,000 for services provided through the Termination Date, and (ii) payment of reimbursable expenses within thirty (30) days of the Termination Date. The Company incurred no early termination penalties and neither party has any continued obligations under the Agreement following the Termination Date.
Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
On October 27, 2010, the Board of Directors of the Company reappointed Jerry A. Greenberg as a Director of the Corporation. The press release announcing Mr. Greenberg’s reappointment is attached as Exhibit 99.1 to this Current Report on Form 8-K.
Item 9.01. Financial Statements and Exhibits.
(d) Exhibits

Exhibit No.	Description
99.1	Press Release, dated October 27, 2010, issued by Sapient Corporation

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: November 2, 2010	SAPIENT CORPORATION (Registrant)
/s/ Kyle A. Bettigole
Kyle A. Bettigole
Assistant Secretary